                                                                    EXHIBIT 99.1
                                                                    ------------

                          CMG STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of December 10, 1996 by and between CMG Information Services, Inc., a Delaware corporation ("CMG"), and Microsoft Corporation, a Washington corporation ("MICROSOFT").

                                    RECITALS

     WHEREAS, CMG, CMG @Ventures, Inc., a Delaware corporation ("@VENTURES"), NetCarta Corporation, a California corporation ("NETCARTA"), Microsoft, and M/I Acquisition Corporation, a Washington corporation and subsidiary of Microsoft ("SUB"), have entered into an agreement and plan of reorganization dated as of December 10, 1996 (the "APR");

     WHEREAS, concurrently with the execution of the APR, Microsoft has agreed to enter into a stock purchase agreement between CMG and Microsoft pursuant to which Microsoft would purchase four and nine-tenths percent (4.9%) of CMG's common stock;

     WHEREAS, CMG desires to sell to Microsoft, and Microsoft desires to purchase from CMG, shares of CMG's common stock on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Microsoft and CMG hereby agree as follows:

                   1.  AGREEMENT TO PURCHASE AND SELL STOCK

     1.1.   SALE AND ISSUANCE OF STOCK.
            --------------------------

     Subject to the terms and conditions of this Agreement, CMG has authorized and agrees to sell and issue to Microsoft at the Closing (as defined below), and Microsoft agrees to purchase from CMG at the Closing, that number of shares of Common Stock (as defined below) equal to four and nine-tenths percent (4.9%) of the Common Stock outstanding as of the second trading day prior to the Closing Date at a per-share price equal to the lesser of: (i) $14.50 or (ii) the average closing price as Common Stock over the four (4) consecutive trading days ending three (3) trading days prior to the Closing Date (as defined below) publicly reported for the Nasdaq Stock Market as of 4:15 p.m. Eastern Time (the aggregate price is referred to herein as "PURCHASE PRICE"). The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

     1.2.   CLOSING.
            -------

     The purchase and sale of the Purchased Shares will take place at the offices of Preston Gates & Ellis, Seattle, Washington, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104, immediately after the Effective Time (as defined in the APR) of the merger of Sub with and into NetCarta pursuant to the APR or at such other times and places as CMG and Microsoft mutually agree upon (the "CLOSING"). At the Closing, (i) CMG will deliver to Microsoft a certificate in the name of Microsoft or in such nominee name(s) as designated by Microsoft, representing the number of Purchased Shares that Microsoft has agreed to purchase hereunder, together with executed copies of the agreements, documents and certificates required pursuant to this Agreement, and (ii) Microsoft will pay by wire transfer to CMG upon CMG's delivery of such documents to Microsoft the Purchase Price of such Purchased Shares.

                      2.   REPRESENTATIONS AND WARRANTIES

     2.1.   REPRESENTATIONS AND WARRANTIES OF CMG AND OTHERS.
            ------------------------------------------------

     CMG hereby represents and warrants to Microsoft at the date of execution of this Agreement and at the Closing Date (as defined in the APR) (the "CLOSING DATE") that, except as set forth in the CMG disclosure schedule ("CMG DISCLOSURE SCHEDULE") attached to this Agreement as Schedule 2.1 (which CMG Disclosure Schedule will be deemed to be representations and warranties to Microsoft by CMG under this Section 2.1), the statements in the following paragraphs of this
Section 2.1 are all true, complete and correct:

            2.1.1. ORGANIZATION, STANDING AND POWER.
                   --------------------------------

     CMG is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified and in good standing to do business in each jurisdiction where failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of CMG and its Subsidiaries. As used in this Agreement, "BUSINESS CONDITION" with respect to any entity will mean the business, financial condition, results of operations, assets or prospects (as defined below) (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity or entities including Subsidiaries taken as a whole. As used in this Agreement "to the knowledge of CMG" means the actual knowledge of David S. Wetherell, Andrew J. Hajducky III, and Peter H. Mills; provided as of the Closing Date, such representations will be made after due inquiry which will include a review of the representations and warranties with all of the officers of CMG and the chief executive officer of each Subsidiary of CMG. In this Agreement, a "SUBSIDIARY" of any corporation or other entity means a corporation, partnership, limited liability company, or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such entity, and "PROSPECTS" will mean events, conditions, facts or developments which are known to an entity and which in the reasonable course of events are expected to have a material effect on future operations of the business as presently conducted by such entity. References to "CMG" will include its Subsidiaries. CMG has delivered to Microsoft complete and correct copies of the restated certificate of incorporation and bylaws ("CHARTER DOCUMENTS") of CMG, in each case, as amended to the date hereof.

            2.1.2.  CAPITAL STRUCTURE.
                    -----------------

     The authorized CMG stock consists of:   (i) 40,000,000 shares of CMG common
stock, $.01 par value per share (the "COMMON STOCK"); and 5,000,000 shares of preferred stock, $.01 par value per share (the "PREFERRED STOCK"). The Common Stock and Preferred Stock are referred to collectively as the "CMG SHARES." As of the date hereof, there are (i) 9,100,132 CMG Common Shares issued and outstanding; (ii) no shares of Preferred Stock issued and outstanding; and (iii) 1,104,604 CMG Common Shares reserved for issuance upon the exercise of outstanding employee stock options or other rights to issuance excluding rights under the CMG 1996 Employee Stock Purchase Plan. Those items described in (i),
(ii), and (iii) above as well as the CMG Stock Options are collectively referred to as the "CMG SECURITIES." No CMG Securities or other securities issued or granted by CMG are held by CMG in its treasury. All outstanding CMG Shares are, and all CMG Shares to be issued upon conversion or exercise of the CMG Stock Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which CMG is a party or by which CMG may be bound. There are no options, warrants, calls, conversion rights (including rights of holders of securities which have been converted, canceled or retired as a result of corporate action), commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which CMG is a party or by which any of them may be bound obligating CMG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other securities of CMG, or obligating CMG to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. CMG does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (which are convertible or exercisable into securities having the right to vote) with holders of CMG Common Shares on any matter.

     The CMG Securities have been, and the Purchased Shares will be, issued in full compliance with applicable federal and state securities laws. The Purchased Shares have been duly and validly reserved for issuance and, upon issuance and sale in accordance with the terms of CMG's Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), will be duly and validly issued, fully paid and nonassessable. The rights, preferences and privileges of the Common Stock, including the Purchased shares, will be as stated in the Certificate of Incorporation and as provided by law.

            2.1.3.  AUTHORITY.
                    ---------

     The execution, delivery, and performance of this Agreement by CMG have been duly authorized by all necessary action of CMG's Board of Directors. Copies of the resolutions adopted by CMG's Board of Directors approving this Agreement have been provided to Microsoft. CMG has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of CMG in accordance with the terms of such agreements, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

            2.1.4.  COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.
                    ------------------------------------------

     To the knowledge of CMG, CMG holds, and at all times has held, all applicable licenses, permits, and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, there are no violations or claimed violations known by CMG of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation, except, however, violations that would not have a material adverse affect on CMG's Business Condition. To the knowledge of CMG, neither the execution and delivery of this Agreement by CMG nor the performance by CMG of its obligations under this Agreement will violate any provision of applicable laws, or conflict with, result in the breach of any of the material terms or conditions of, constitute a breach of any of the material terms or conditions of, constitute a default under, permit any party to accelerate any material right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or CMG Securities pursuant to any of the Charter Documents of CMG or any Subsidiary of CMG, or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which CMG or a Subsidiary of CMG is a party or by which CMG or a Subsidiary of CMG or any of its assets is bound, except if any of the foregoing would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, no failure to acquire or receive a consent, approval, order or authorization of or registration, declaration or filing with or exemption (collectively "CONSENTS") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY") or by any other party required by or with respect to CMG in connection with the execution and delivery of this Agreement by CMG or the consummation by CMG of the transactions contemplated hereby has occurred, which failure would have a material adverse effect on CMG's Business Condition.

            2.1.5.  TECHNOLOGY.
                    ----------

                    2.1.5.1.  CMG INTELLECTUAL PROPERTY.
                              --------------------------

     All material patents, trademarks, trade names, service marks, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form), applications for any of the foregoing, and all other tangible or intangible proprietary information or materials that are or have been used in (including without limitation in the development of) the CMG business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by CMG, or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by NetCarta will hereinafter be referred to as the "CMG INTELLECTUAL PROPERTY."

                    2.1.5.2.  RIGHTS TO CMG INTELLECTUAL PROPERTY.
                              -----------------------------------

     To the knowledge of CMG, the CMG Intellectual Property consists solely of items and rights which are: (i) owned by CMG; (ii) in the public domain; or
(iii) rightfully used by CMG and its successors pursuant to a valid license, except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, CMG has all rights in the CMG Intellectual Property necessary to carry out CMG's current, former, and anticipated (up to the Closing) activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the CMG Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses, except in instances which would not have a material adverse effect on CMG's Business Condition.

                    2.1.5.3.  THIRD PARTY AGREEMENTS.
                              ----------------------

     To the knowledge of CMG, CMG is not, nor as a result of the execution or delivery of this Agreement, or performance of CMG's obligations hereunder, will CMG be, in material violation of any license, sublicense or agreement to which CMG is a party or otherwise bound except where such violation would not have a material adverse effect on CMG's Business Condition.

                    2.1.5.4.  THIRD PARTY CLAIMS.
                              ------------------

     To the knowledge of CMG the use, reproduction, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing or sale by CMG does not infringe on any copyright, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral rights, or patent of any person except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG no claims (i) challenging the validity, effectiveness, or ownership by CMG of any of the CMG Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by CMG infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of CMG, are threatened by any person nor are there any valid grounds for any bona fide claim of any such kind except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, all granted or issued patents and mask works and all registered trademarks of CMG and all copyright registrations held by CMG are valid, enforceable and subsisting except in instances which would not have a material adverse effect on CMG's Business Condition. To CMG's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the CMG Intellectual Property by any third party, employee or former employee except in instances which would not have a material adverse effect on CMG's Business Condition.

                    2.1.5.5.  OWNERSHIP.
                              ---------

     To the knowledge of CMG, CMG has secured from all parties who have created any portion of, or otherwise have any rights in or to, the CMG Intellectual Property valid and enforceable written assignments of any such work or other rights to CMG except in instances which would not have a material adverse effect on CMG's Business Conditions.

            2.1.6.  SEC DOCUMENTS AND FINANCIAL STATEMENTS
                    --------------------------------------

     CMG has furnished Microsoft with a true and complete copy of each statement, report, schedule, registration statement and definitive proxy or information statement filed by CMG, or any present or former Subsidiary, with the Securities and Exchange Commission ("SEC") since July 31, 1995 (the "CMG SEC DOCUMENTS"), which are all the documents (other than preliminary material) that CMG, or any present or former Subsidiary, was required to file with the SEC since such date. As of their respective filing dates, the CMG SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 ACT") or the Securities Act of 1933 ("1933 ACT"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such CMG SEC Documents, and none of the CMG SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CMG included in the CMG SEC Documents (the "CMG FINANCIAL STATEMENTS") comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CMG and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in CMG's accounting policies or the methods of making accounting estimates or changes in estimates that are material to CMG Financial Statements, except as described in the notes thereto.

            2.1.7.  MAJOR CONTRACTS AND SEC EXHIBITS.
                    --------------------------------

     Other than as disclosed in the CMG SEC Disclosure Documents, CMG is not a party to or subject to any agreement, contract or other document which is or will be required to be filed as an exhibit to the CMG SEC Disclosure Documents pursuant to Regulation S-K as promulgated under the 1933 and 1934 Acts ("REGULATION S-K") including without limitation the following to the extent any is or will be required to be so filed:

                    2.1.7.1. Any union contract, or any employment contract or arrangement to which CMG is a party providing for future compensation, written or oral, with any officer, consultant, director or employee not terminable at will by CMG;

                    2.1.7.2. Any plan or contract or arrangement, written or oral, requiring CMG to provide bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;

                    2.1.7.3. Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

                    2.1.7.4. Any OEM agreement, distribution agreement, volume purchase agreement, corporate end user sales or service agreement or manufacturing agreement;

                    2.1.7.5.  Any lease for real or personal property;

                    2.1.7.6. Any material agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing of the transaction, or the consummation of the transactions contemplated hereby or thereby;

                    2.1.7.7. Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise;

                    2.1.7.8. Any material license agreement, either as licensor or licensee (excluding non-exclusive hardware and software licenses granted to customers or end-users in the ordinary course of business); or

                    2.1.7.9. Any contract containing covenants purporting to limit CMG's freedom to compete in any line of business in any geographic area.

     All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the CMG Disclosure Schedule or the CMG SEC Documents are valid and in full force and effect, and CMG is not in breach of any material provisions of, or in default in any material respect under the terms thereof except for instances which would not have a material adverse effect on CMG's Business Condition.

            2.1.8.  TAXES.
                    -----

     To the knowledge of CMG, CMG and each of its Subsidiaries has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports and information statements required to be filed by each of them, which returns, reports and statements are true, correct and complete in all material respects, and paid all taxes required to be paid as shown on such returns, reports and statements except for instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, all taxes required to be paid in respect of the periods covered by such returns ("RETURN PERIODS") have either been paid or fully accrued on the books of CMG except for instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, CMG and each of its Subsidiaries has fully accrued all unpaid taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, there is no material difference between the amounts of the book basis and the tax basis of any assets of CMG and its Subsidiaries that is not reflected in an appropriate accrual of deferred tax liability on the books of CMG, except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, no deficiencies or adjustments for any tax have been claimed, proposed or assessed, or threatened, except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, the CMG Disclosure Schedule accurately sets forth the years for which CMG's federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies, except in instances which would not have a material adverse effect on CMG's Business Condition. Except as so disclosed, to the knowledge of CMG, CMG is not subject to any pending or threatened, tax audit or examination and CMG has not waived any statute of limitation with respect to the assessment of any tax, except in instances which would not have a material adverse effect on CMG's Business Condition. To the knowledge of CMG, the CMG Financial Statements contain adequate accruals for all unpaid taxes, except in instances which would not have a material adverse effect on CMG's Business Condition. For the purposes of this Agreement, the terms "TAX" and "TAXES" will include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties. To the knowledge of CMG, no consent or agreement has been made under Section 341 of the Internal Revenue Code of 1986 as amended (the "CODE"), by or on behalf of CMG or any predecessor thereof, except in instances which would not have a material adverse effect on CMG's Business Condition.

            2.1.9.  ABSENCE OF CERTAIN CHANGES AND EVENTS.
                    -------------------------------------

     Since the filing date of CMG's last report with the SEC pursuant to the reporting requirements of the Exchange Act, to the knowledge of CMG, none of the following have occurred with respect to CMG which would be required to be reported in a filing with the SEC:

                    2.1.9.1. any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of CMG (as presently conducted and as presently proposed to be conducted);

                    2.1.9.2. any waiver by CMG of a valuable right or of a material debt owed to it;

                    2.1.9.3. any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by CMG, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of CMG;

                    2.1.9.4. any material change or amendment to a material contract or arrangement by which CMG or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

                    2.1.9.5. any declaration of a dividend or other distribution with respect to the capital stock of CMG;

                    2.1.9.6. any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by CMG's board of directors and disclosed to Microsoft; or

                    2.1.9.7. any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of CMG.

            2.1.10. BROKERS AND FINDERS.
                    -------------------

     CMG has not retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will CMG owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

            2.1.11. DISCLOSURE.
                    ----------

     Neither any representation or warranty made by CMG in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by CMG, or any of its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

            2.1.12. RELIANCE.
                    --------

     The foregoing representations and warranties are made by CMG with the knowledge and expectation that Microsoft is placing reliance thereon.

     2.2.   REPRESENTATIONS AND WARRANTIES OF MICROSOFT.
            -------------------------------------------

     Microsoft hereby represents and warrants to CMG that, except as set forth in the Microsoft disclosure schedule ("MICROSOFT DISCLOSURE SCHEDULE") attached to this Agreement as Schedule 2.2 (which Microsoft Disclosure Schedule will be deemed to be representations and warranties to CMG by Microsoft under this
Section 2.2), the statements in the following paragraphs of this Section 2.2 are all true, complete and correct:

            2.2.1.  ORGANIZATION, STANDING AND POWER.
                    --------------------------------

     Microsoft is a corporation duly organized and validly existing under the laws of Washington, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified and in good standing to do business in each jurisdiction where failure to so qualify would not have a material adverse effect on the Business Condition of Microsoft.

            2.2.2.  AUTHORITY.
                    ---------

     Microsoft has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of Microsoft in accordance with the terms of such agreements, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

            2.2.3.  COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.
                    ------------------------------------------

     Neither the execution and delivery of this Agreement by Microsoft nor the performance by Microsoft of its obligations under this Agreement will violate any provision of applicable law or conflict with, result in the breach of any of the material terms and conditions of, constitute a default under, permit any party to accelerate any material right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or shares of capital stock of Microsoft pursuant to, any charter document of Microsoft or any agreement (including listing agreements or quote agreements with securities exchanges or automated quotation systems), indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which Microsoft is a party or by which Microsoft or any of its assets are bound. No Consent by any Governmental Entity or by any other party is required by or with respect to Microsoft in connection with the execution and delivery of this Agreement by Microsoft or the consummation by Microsoft of the transactions contemplated hereby or thereby which, if not obtained or made, would not have a material adverse effect on Microsoft's Business Condition.

            2.2.4.  INVESTMENT CONSIDERATIONS.
                    -------------------------

                    2.2.4.1. Microsoft is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Purchased Shares, including investments in securities issued by companies comparable to CMG, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchased Shares.

                    2.2.4.2. Microsoft is acquiring the number of Purchased Shares set forth in Section 1.1 in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Purchased Shares or any arrangement or understanding with any other persons regarding the distribution of such Purchased Shares.

                    2.2.4.3. Microsoft understands that the Purchased Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from CMG in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection Microsoft represents it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                    2.2.4.4. Microsoft will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge
                                of) any of the Purchased Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

                    2.2.4.5. Microsoft qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                    2.2.4.6. It is understood that the certificates evidencing the Purchased Shares will bear the legend set forth below:

                                THE SECURITIES HAVE NOT BEEN
                                REGISTERED UNDER THE SECURITIES ACT OF
                                1933 MAY NOT BE SOLD, OFFERED FOR
                                SALE, PLEDGED OR HYPOTHECATED IN THE
                                ABSENCE OF A REGISTRATION STATEMENT IN
                                EFECT WITH RESPECT TO THE SECURITIES
                                UNDER THE ACT OR, IF REQUESTED BY CMG,
                                AN OPINION OF COUNSEL REASONABLY
                                SATISFACTORY TO CMG AND ITS COUNSEL,
                                THAT SUCH REGISTRATION IS NOT REQUIRED
                                UNDER SUCH ACT.

     The legend set forth above will be removed by CMG from any certificate evidencing Purchased Shares upon delivery to CMG written verification that a registration statement under the 1933 Act is at that time in effect with respect to the legended security, an opinion by counsel, reasonably satisfactory to CMG that such security can be freely transferred in a public sale without such a registration statement being in effect, or verification, reasonably satisfactory to CMG, that the Purchased Shares are being transferred in a transaction permitted pursuant to Rule 144 or are exempt from Rule 144 pursuant to Rule 144(k).

                             3.  INVESTOR RIGHTS

     3.1.   TWELVE-MONTH HOLDING PERIOD.
            ---------------------------

     In consideration of the covenants herein, Microsoft agrees to not sell, pledge, hypothecate or otherwise transfer any of the Purchased Shares prior to the twelve- (12-) month anniversary of the closing of the Stock Purchase Agreement. Microsoft further agrees that the certificates evidencing the Purchased Shares will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFER SET FORTH IN A STOCK PUCHASE AGREEMENT DATED DECEMBER 10, 1996 AND MAY NOT BE TRANSFERRED PRIOR TO ___________.

     3.2.   REGISTRATION RIGHTS.
            -------------------

            3.2.1.  DEFINITIONS.
                    -----------

     For purposes of this Section 3.2:

                    3.2.1.1.    REGISTRATION.
                                ------------

     The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                    3.2.1.2.    FORM S-3.
                                --------

     The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by CMG with the SEC.

                    3.2.1.3.    SEC.
                                ---

     The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

            3.2.2.  DEMAND REGISTRATION.
                    -------------------

                    3.2.2.1.    REQUEST BY HOLDERS.
                                ------------------

     If CMG will receive at any time after the twelve- (12-) month anniversary of the Closing Date, a written request from Microsoft that CMG file a registration statement on Form S-3 for the registration of Purchased Shares pursuant to this Section 3.2.2 specifying the number of Purchased Shares proposed to be sold, then CMG will effect, as soon as practicable, the registration under the Securities Act of all Purchased Shares which Microsoft requests to be registered and included in such registration by written notice given by Microsoft to CMG within twenty (20) calendar days after receipt of the Request Notice, provided that the Purchased Shares requested by Microsoft to be registered pursuant to such request must be at least fifty percent (50%) of the Common Stock then owned by Microsoft and that CMG will not be obligated to effect more than one such registration in any six- (6-) month period.

                    3.2.2.2.    MAXIMUM NUMBER OF DEMAND REGISTRATIONS.
                                --------------------------------------

     CMG is obligated to effect only two (2) such registrations pursuant to this
Section 3.2.2.

                    3.2.2.3.    DEFERRAL.
                                --------

     If at the time of any request to register Shares pursuant to Section 3.2.2, CMG is engaged or has fixed plans to engage within sixty (60) days of the date of receipt of the request in a registered public offering, or is engaged in any other activity which, in the good faith determination of CMG's Board of Directors, would be adversely affected by the demand registration, then CMG may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the closing of such offering or the date of CMG's Board of Directors' determination, as the case may be.

            3.2.3.  PIGGYBACK REGISTRATIONS.
                    -----------------------

                    3.2.3.1.    NOTIFICATION.
                                ------------

     CMG will notify Microsoft in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of CMG (including, but not limited to, registration statements relating to secondary offerings of securities of CMG, but excluding registration statements relating to any registration under Section
3.2.2 or to any employee benefit plan or a corporate reorganization on Form S-8 or Form S-4, or their successors) and will afford Microsoft an opportunity to include in such registration statement all or any part of the Purchased Shares then held by Microsoft. Should Microsoft desire to include in any such registration statement all or any part of the Purchased Shares held by Microsoft, Microsoft will, within twenty (20) days after receipt of the above-described notice from CMG, so notify CMG in writing, and in such notice will inform CMG of the number of Purchased Shares Microsoft wishes to include in such registration statement. If Microsoft decides not to include all of its Purchased Shares in any registration statement thereafter filed by CMG, Microsoft will nevertheless continue to have the right to include any Purchased Shares in any subsequent registration statement or registration statements as may be filed by CMG with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    3.2.3.2.    DEFERRAL.
                                --------

     In connection with any offering under this Section 3.2.3 involving an underwriting, if CMG will furnish to Microsoft, a certificate signed by the President or Chief Executive Officer of CMG stating that in the good faith judgment of the Board of Directors of CMG and in the opinion of the underwriters, it would be seriously detrimental to CMG and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then CMG will have the right to defer such filing for a period of not more than 90 days after receipt of the request of Microsoft; provided, however, that CMG may not exercise this right more than once in any twelve- (12-) month period.

                    3.2.3.3.    UNDERWRITING.
                                ------------

     If a registration statement under which CMG gives notice under this Section
3.2.3 is for an underwritten offering, then CMG will so advise Microsoft. In such event, the right of Microsoft to be included in a registration pursuant to this Section 3.2.3 will be conditioned upon Microsoft's participation in such underwriting and the inclusion of the Purchased Shares in the underwriting to the extent provided herein. Should Microsoft propose to distribute its Purchased Shares through such underwriting, it will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Purchased Shares) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to CMG, and second, to Microsoft if Microsoft is requesting inclusion of its Purchased Shares in such registration statement, provided however, that the right of the underwriters to exclude shares (including Purchased Shares) from the registration and underwriting as described above will be restricted so that the number of Purchased Shares included in any such registration by Microsoft is not reduced below fifteen (15%) of the shares included in the registration. If Microsoft disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to CMG and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Purchased Shares excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration.

                    3.2.3.4.    NO OTHER SECURITIES.
                                -------------------

     No other securities requested to be included in a registration pursuant to this Section 3.2.3 for the account of anyone other than CMG or Microsoft will be included in a registration unless either (i) all Purchased Shares requested by Microsoft to be included in such registration are so included; or (ii) Microsoft otherwise consents in writing.

                    3.2.3.5.    NOT DEMAND REGISTRATION.
                                -----------------------

     Registrations pursuant to this Section 3.2.3 will not be deemed to be demand registrations as described in Section 3.2.2 above.

            3.2.4.  OBLIGATIONS OF CMG.
                    ------------------

                    3.2.4.1.    EXPENSES.
                                --------

     All expenses incurred in connection with a registration pursuant to Section 3.2.2, or Section 3.2.2.3, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for CMG, the underwriters and Microsoft, (but excluding underwriters' and brokers' discounts and commissions), will be borne by CMG. Microsoft, in a registration pursuant to Section 3.2.2 or
Section 3.2.3 will bear Microsoft's share of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, CMG will not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2.2 if the registration request is subsequently withdrawn at the request of Microsoft, unless Microsoft agrees to forfeit their right to one (1) demand registration pursuant to Section 3.2.2; provided, further, however, that if at the time of such withdrawal, Microsoft has learned of a material adverse change in the condition, business, or prospects of CMG not known to Microsoft at the time of its request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then Microsoft will not be required to pay any of such expenses and will retain its rights pursuant to Section 3.2.2.

                    3.2.4.2.    REGISTRATION.
                                ------------

     Whenever required to effect the registration of any Purchased Shares under
Section 3.2.2, CMG will, as expeditiously as reasonably possible:

                         3.2.4.2.1.  Prepare and file with the SEC a
                                registration statement with respect to such Purchased Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of Microsoft, keep such registration statement effective for up to ninety (90) calendar days.

                         3.2.4.2.2.  Prepare and file with the SEC such
                                amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, which period will not be in excess of nine (9) months from the effective date of such registration statement.

                         3.2.4.2.3.  Furnish to Microsoft such number of copies
                                of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Purchased Shares owned by them that are included in such registration.

                         3.2.4.2.4.  Register and qualify the securities covered
                                by such registration statement under such other securities or Blue

                                Sky laws of such jurisdictions as specified in writing by Microsoft, provided that CMG will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                         3.2.4.2.5.  In the event of any underwritten public
                                offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                         3.2.4.2.6.  Notify Microsoft at any time when a
                                prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                         3.2.4.2.7.  Furnish, at Microsoft's request, on the
                                date that Purchased Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective an opinion, dated as of such date, of the counsel representing CMG for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Microsoft, addressed to the underwriters, if any, and to Microsoft.

                         3.2.4.2.8.  Use its best efforts to secure a "COMFORT"
                                letter dated as of such date, from the
                                independent certified public accountants of CMG, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Microsoft, addressed to the underwriters, if any, and to Microsoft.

            3.2.5.  FURNISH INFORMATION.
                    -------------------

     It will be a condition precedent to the obligations of CMG to take any action pursuant to Section 3.2.2 or Section 3.2.2.3 that Microsoft will furnish to CMG such information regarding itself, its Purchased Shares held, and the intended method of disposition of such securities as will be required to timely effect the registration of its Purchased Shares.

            3.2.6.  INDEMNIFICATION.
                    ---------------

     In the event any Purchased Shares are included in a registration statement under Section 3.2.2 or Section 3.2.3:

                    3.2.6.1.    BY CMG.
                                ------

     To the extent permitted by law, CMG will indemnify and hold harmless, Microsoft, the officers and directors of Microsoft, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                         3.2.6.1.1.  any untrue statement or alleged untrue
                                statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         3.2.6.1.2.  the omission or alleged omission to state
                                therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                         3.2.6.1.3.  any violation or alleged violation by CMG
                                of the Securities Act, the 1934 Act, any federal or state securities law or any role or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and CMG will reimburse Microsoft, its officers or directors, for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection
3.2.6.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CMG (which consent will not be unreasonably withheld), nor will CMG be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Microsoft, its officers, or directors.

                    3.2.6.2.    BY MICROSOFT.
                                ------------

     To the extent permitted by law, Microsoft will indemnify and hold harmless CMG, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls CMG within the meaning of the Securities Act, any underwriter and any other shareholder selling securities under such registration statement or any of such other shareholder's partners, directors or officers or any person who controls such shareholder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which CMG or any such director, officer, controlling person, underwriter or other such shareholder, partner or director, officer or controlling person of such other shareholder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Microsoft expressly for use in connection with such registration; and Microsoft will reimburse any legal or other expenses reasonably incurred by CMG or any such director, officer, controlling person, underwriter or other shareholder, partner, officer, director or controlling person of such other shareholder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.2.6.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Microsoft, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Microsoft under this subsection 3.2.6.2 in respect of any Violation will not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by Microsoft in the registered offering out of which such Violation arises.

                    3.2.6.3.    NOTICE.
                                ------

     Promptly after receipt by an indemnified party under this Section 3.2.6.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 3.2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.2.6. It is understood, however, that CMG will, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with CMG or among themselves.

                    3.2.6.4     CONTRIBUTION.
                                ------------

     In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any shareholder, including Microsoft (collectively "HOLDER") exercising rights under this Agreement or another agreement providing similar rights, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 3.2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.2.6; then, and in each such case, CMG and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Purchased Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and CMG and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Purchased Shares offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. CMG agrees to require any other Holder participating as a selling shareholder to enter into an agreement including provisions similar to this Section and will be solely responsible for its failure to do so.

                    3.2.6.5.    SURVIVAL.
                                --------

     The obligations of CMG and Microsoft under this Section 3.2.6 will survive the completion of any offering of Purchased Shares in a registration statement, and otherwise.

            3.2.7.  TERMINATION OF CMG'S OBLIGATIONS.
                    --------------------------------

     CMG will have no obligations pursuant to Section 3.2.2 or Section 3.2.3 with respect to: (i) any request or requests for registration made by Microsoft on a date more than three (3) years after the Closing Date; or (ii) any Purchased Shares proposed to be sold by Microsoft in a registration pursuant to
Section 3.2.2 or Section 3.2.3 if, in the opinion of counsel to CMG, all such Purchased Shares proposed to be sold by Microsoft may be sold in a three- (3-) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act without, in the judgment of Microsoft which will be concurred in writing by a reputable investment banking firm selected by Microsoft, adversely affecting the price at which the Purchased Shares may be sold.

     3.3.   SELL-BACK RIGHT.
            ---------------

     The parties acknowledge and agree that Microsoft may wish to maintain its ownership interest in CMG at a level lower than five percent (5%) of the total equity of CMG and therefore agree as follows:

            3.3.1. If for any reason, other than as a direct result of purchases or other voluntary acquisitions of Purchased Shares by Microsoft and its Subsidiaries, Microsoft and its Subsidiaries owns or will own five percent (5%) or more of the outstanding shares of the Common Stock,

                    3.3.1.1. Microsoft will have the right to sell back and CMG will be obligated to purchase that number of shares of Common Stock at Current Market Value (as defined below) as is necessary to reduce, or in anticipation of a proposed action by CMG that would result in increasing Microsoft's ownership of Common Stock above five percent (5%) to maintain Microsoft's beneficial ownership interest below five percent (5%);

                    3.3.1.2. In the event CMG does not have sufficient funds to permit Microsoft to fully exercise its rights under 3.3.1.1, or is restricted under applicable corporate law from purchasing sufficient shares of Common Stock (i) Microsoft will have the right to sell, and CMG will be obligated to purchase, the maximum number of shares of Common Stock that CMG has funds to purchase and/or is legally permitted to purchase; (ii) CMG will make reasonable efforts to raise sufficient funds or remove any legal obstacles so as to enable it to fulfill its obligation pursuant to
                                Section 3.3.1.1 and (iii) in the event CMG is unable to repurchase sufficient shares of Common Stock to satisfy its obligation pursuant to
                                Section 3.3.1.1, Microsoft will receive an additional demand registration right which will accelerate and become effective immediately and CMG will fully reimburse Microsoft for all costs and expenses in reducing its ownership below five percent (5%) and for any difference between the price per share payable pursuant to Section
                                3.3.1.1. assuming that the maximum number of shares of CMG Common were purchased at the Current Market Value as of the date on which Microsoft gave notice of its intend to sell shares of Common Stock pursuant to Section 3.3.1.1 and the net proceeds eventually received by Microsoft through sale of shares of Common Stock pursuant to the additional demand registration right.

            3.3.2. "Current Market Value" will mean the average closing price as publicly reported for the Nasdaq Stock Market as of 4:15 p.m. Eastern Time of the Common Stock over the last twenty
                    (20) trading days ending two (2) trading days prior to the Closing Date. The following example is inserted solely for purposes of clarification of the preceding sentence: assume the date on which Microsoft exercises its right is Tuesday, December 31, 1996, then the specified twenty-(20-) trading day period will end on and include Friday, December 27, 1996.

            3.3.3. CMG will not enter into an restrictive agreements or take any other actions that would impose any restrictions on or otherwise adversely affect Microsoft's right to maintain, at its option, an ownership level below five percent (5%) of the total equity of CMG.

                           4.   STANDSTILL COVENANTS

     4.1.   CERTAIN DEFINITIONS.
            -------------------

     Unless the context otherwise requires, the following terms, for all purposes of this Section 4, will have the meanings specified in this Section 4.1:

            4.1.1. "AFFILIATE" will mean any entity which controls, is controlled by or is under common control with Microsoft.

            4.1.2.  "MAXIMUM PERCENTAGE" will mean ten percent (10%).

            4.1.3. "OUTSTANDING VOTING STOCK" of CMG, or another entity as the context requires, will mean (i) the Common Stock or other securities of CMG (or such other entity) then outstanding and (ii) any other securities convertible into Common Stock of CMG (or such other entity) then outstanding, having the power to vote on any matter brought before shareholders at a meeting or by written consent, other than securities having such power only upon the happening of a contingency which has not yet occurred.

            4.1.4. "VOTING POWER" will mean the number of votes entitled to then be cast by the Outstanding Voting Stock of CMG at any election of directors of CMG.

            4.1.5. "VOTING STOCK" will mean the Common Stock outstanding, assuming the exercise or conversion of all outstanding securities convertible into or exercisable or exchangeable for Common Stock and any other securities issued by CMG having the power to vote in the election of directors of CMG other than securities having such power only upon the happening of a contingency which has not yet occurred.

     4.2.   STANDSTILL AGREEMENT.
            --------------------

     Microsoft agrees that, unless it has obtained the prior written consent of CMG, it will not:

            4.2.1. directly or indirectly (a) acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally), (b) authorize or make a tender, exchange or other offer which would result in such an acquisition, or (c) engage in any solicitation of proxies (within the meaning of the federal securities laws) for the purpose of obtaining shareholder approval for any transaction that would result in such an acquisition, without (in any such case) the written consent of a majority of CMG's Board of Directors (excluding directors, if any, who are affiliated with Microsoft), if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then beneficially owned by Microsoft, or which Microsoft has a right to acquire, to an aggregate number of shares exceeding the Maximum Percentage of the total Voting Power of CMG at the time in effect; provided that Microsoft will not be obligated to dispose of any Voting Stock if the aggregate percentage of the total Voting Power of CMG represented by Voting Stock beneficially owned by Microsoft or which Microsoft has a right to acquire is increased as a result of a recapitalization of CMG or after the date of this Agreement or any other action taken by CMG or its affiliates. In the event that Microsoft owns in the aggregate more than the Maximum Percentage of the total Voting Power of CMG due to a repurchase by CMG of any of its Common Stock, CMG will, at Microsoft's option, repurchase that number of shares of its Common Stock from Microsoft necessary to reduce Microsoft's ownership of CMG's Common Stock below the Maximum Percentage, at the current market price (provided, however, that the foregoing will not be deemed to limit CMG's remedies in the event that the excess Voting Stock were acquired in violation of this Section);

            4.2.2. "SOLICIT" proxies with respect to Voting Stock under any circumstances or become a "PARTICIPANT" in any "ELECTION CONTEST" relating to the election of directors of CMG, as such terms are defined in Regulation 14A under the Exchange Act, deposit any Voting Stock in a voting trust or subject them to a voting agreement or other agreement of similar effect;

            4.2.3. initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; or

            4.2.4. take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement.

     4.3.   MERGERS, TENDER OFFERS OR SIMILAR TRANSACTIONS.
            ----------------------------------------------

     Microsoft agrees that it will not:

            4.3.1. directly or indirectly, without the prior approval of CMG's Board of Directors, solicit or encourage any person to propose a business combination or similar transaction with, or a change of control of, CMG or to make a tender offer for shares of CMG's Common Stock or other Voting Stock; or

            4.3.2. directly or indirectly, without the prior approval of CMG's Board of Directors, publicly (or in a manner requiring CMG to disclose publicly) (i) propose any business combination or similar transaction with, or a change of control of, CMG;
                    (ii) make or propose a tender offer for shares of Common Stock or other Voting Stock of CMG; (iii) otherwise act to seek control of or influence CMG's Board of Directors or the management, policies or affairs of CMG; or (iv) propose any amendment to or waiver under this Section which would permit Microsoft to acquire additional Common Stock or other Voting Stock other than those presently permitted under this Section.

     4.4.   NOTICE OF PURCHASES.
            -------------------

     Without limiting the restrictions in Section 4.2 herein, Microsoft will notify CMG as to Microsoft's acquisition of additional shares of Voting Stock, or rights thereto within two (2) days after such acquisitions, regardless of whether such transaction is otherwise required to be reported under law. Such notice will be made by telecopy and U.S. mail in accordance with Section 8.3 herein.

     4.5.   NO VOTING ARRANGEMENTS.
            ----------------------

     Without CMG's prior written consent, Microsoft will not deposit any shares of Voting Stock in a voting trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock other than pursuant to the provisions of this Agreement.

     4.6.   NO PARTNERSHIP.
            --------------

     Microsoft will not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding or disposing of Voting Stock except as contemplated by the provisions of the Voting Agreement.

     4.7.   RESTRICTIONS ON TRANSFERS.
            -------------------------

     Prior to (excluding for such purposes any directors who are affiliated with Microsoft) selling or otherwise transferring to any third party (other than an Affiliate) any shares of CMG's capital stock that would represent at the time of such transfer (and together with all prior such purchases) more than two percent (2%) of the then issued and outstanding Voting Power of CMG's capital stock, except for sales made in the public market in accordance with Rule 144 or sales made pursuant to a registration statement filed by CMG under the Securities Act of 1933, Microsoft agrees to first offer to sell such shares to CMG on the same terms and conditions offered by such third party. If CMG does not complete the purchase of such shares within ten (10) business days, then Microsoft may sell such shares on the same terms and conditions for a period of thirty (30) calendar days after the expiration of such ten-(10-) day period.

     4.8.   PROHIBITED TRANSFER.
            -------------------

     Any purchase which causes Microsoft to be in violation of the terms of
Section 4.2 above ("PROHIBITED TRANSFER") will not be affected by CMG and will be voidable at the option of CMG by its giving written notice to the transferor, the transferee and Microsoft. In the event of a Prohibited Transfer and without limitation of the foregoing, CMG will (in addition to all other rights hereunder and under law) have the option (but not the obligation) to purchase from Microsoft up to that number of shares of Common Stock equal to the total number of shares subject to the Prohibited Transfer upon the following conditions:

            4.8.1. The price per share at which the shares are to be sold to CMG will be equal to the price per share paid by Microsoft; and

            4.8.2.  Such option will be exercisable by CMG for a period of sixty
                    (60) days after CMG has received notice or otherwise become aware of the Prohibited Transfer by delivery by CMG to Microsoft the full purchase price therefor, by certified check or bank draft made payable to Microsoft. Upon such delivery, CMG will cancel the number of shares of stock purchased from Microsoft.

     4.9.   SUBSIDIARIES OF MICROSOFT.
            -------------------------

     Microsoft represents to CMG that there is no Subsidiary of Microsoft which, as of the date of this Agreement, owns of record or beneficially any: (a) Common Stock or other Voting Stock of CMG; or any other securities convertible or exchangeable (with or without the payment of additional consideration) into Voting Stock of CMG. Microsoft covenants to CMG that, if at any time while this Section 4 is still in effect, any Subsidiary of Microsoft becomes or intends to become the beneficial owner, as defined in regulations promulgated by the Commission, of any Common Stock or Voting Stock of CMG, or any securities convertible or exchangeable into Voting Stock, Microsoft will, whether prior to such ownership if possible, or, if not possible, as soon as practicable after such ownership, cause such Subsidiary to agree to be bound by
Section 4 of this Agreement.

     4.10.  EQUITABLE REMEDIES.
            ------------------

     Microsoft agrees that irreparable damage would occur if any provision of this Section 4 were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that CMG will be entitled to an injunction or injunctions to prevent breaches of this Section 4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity. Microsoft agrees to waive and hereby waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     4.11.  LEGEND ON CERTIFICATES.
            ----------------------

     Each certificate representing shares held by Microsoft, and any assignees or transferees thereof, will bear the following legends:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STANDSTILL AND PROXY PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED DECEMBER 10, 1996, WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.

     4.12.  TERM.
            ----

     The provisions of this Section 4 will terminate and be of no further force and effect upon the date three (3) years after the Closing Date.

                          5.   ADDITIONAL AGREEMENTS

     5.1.   EXPENSES.
            --------

     Whether or not the purchase and sale of the Purchased Shares is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expense.

     5.2.   ADDITIONAL BUSINESS OPPORTUNITIES.
            ---------------------------------

     Microsoft agrees to consider in good faith additional business opportunities between Microsoft, CMG and CMG's affiliates. These opportunities may include minority investments and licensing and marketing relationships. CMG acknowledges that Microsoft is in no way obligated to enter into any such relationships.

     5.3.   PUBLIC ANNOUNCEMENTS.
            --------------------

     No information concerning this Agreement and the transactions contemplated herein will be disclosed by CMG without the prior written consent of Microsoft. Nothing contained herein will prevent any party at any time from furnishing any information to any governmental agency or from issuing any release when it believes in good faith and after consultation with the other party that it is legally required to do so.

                           6.   CONDITIONS PRECEDENT

     6.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE.
            ----------------------------------------------

     The respective obligation of each party to close the purchase contemplated by this Agreement will be subject to the satisfaction prior to the Closing Date of the following conditions.

            6.1.1.  CONSENTS.
                    --------

     All Consents legally required for the consummation of the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents, for which the failure to obtain would have no material adverse effect on the consummation of the transaction or the other transactions contemplated hereby or on the Business Condition of Microsoft or CMG.

            6.1.2.  NO RESTRAINTS.
                    -------------

     No statute, rule, regulation, executive order, decree or injunction will have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the transaction will be in effect.

            6.1.3.  SECURITIES EXEMPTION.
                    --------------------

     The offer and sale of the Purchased Shares to Microsoft pursuant to this Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, and the registration and/or qualification requirements of all other applicable state securities laws.

            6.1.4.  NO ISSUANCE OF ADDITIONAL STOCK.
                    -------------------------------

     CMG will not have issued any stock between or on the second trading day before the Closing Date and the Closing Date.

            6.1.5.  CLOSING OF APR.
                    --------------

     All of the conditions of closing in the APR will have occurred and the Effective Time of the merger of Sub into NetCarta pursuant to the APR will have occurred.

     6.2.   CONDITIONS TO MICROSOFT'S OBLIGATION AT CLOSING.
            -----------------------------------------------

     The obligations of Microsoft to purchase the Purchased Shares are subject to the satisfaction of the following conditions unless waived by Microsoft:

            6.2.1.  REPRESENTATIONS AND WARRANTIES OF CMG.
                    -------------------------------------

     The representations and warranties of CMG set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. Microsoft will have received a certificate signed by David Wetherell, Chairman and Chief Executive Officer, and Andrew J. Hajducky III, Chief Financial Officer of CMG to such effect on the Closing Date.

            6.2.2.  PERFORMANCE OF OBLIGATIONS OF CMG.
                    ---------------------------------

     CMG will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and Microsoft will have received a certificate signed by David Wetherell, Chairman and Chief Executive Officer, and Andrew J. Hajducky III, Chief Financial Officer of CMG to such effect on the Closing Date.

            6.2.3.  PROCEEDINGS AND DOCUMENTS.
                    -------------------------

     All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Microsoft and to Microsoft's counsel, and it will have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents will include (but not be limited to) a copy of the resolutions of the Board of Directors and, if required, the shareholders of CMG evidencing the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

            6.2.4.  LEGAL ACTION.
                    ------------

     There will not be overtly threatened or pending any action, proceeding or other application before any court or Government Entity brought by any person or Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on Microsoft's ownership or the Purchased Shares, or to compel CMG or Microsoft to dispose of or hold separate all or any material portion of CMG's business or assets as a result of the transactions contemplated by the Agreement, which in any event, in the reasonable judgment of Microsoft, will probably have a material adverse effect on the Business Condition of CMG. Further, there will not be threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Governmental Entity or person which, in any event, in the reasonable judgment of Microsoft will probably have a material adverse effect on the Business Condition of CMG.

     6.3.   CONDITIONS TO CMG'S OBLIGATION AT CLOSING.
            -----------------------------------------

     The obligation of CMG to effect the sale of the Purchased Shares is subject to the satisfaction of the following conditions unless waived by CMG:

            6.3.1.  REPRESENTATIONS AND WARRANTIES OF MICROSOFT.
                    -------------------------------------------

     The representations and warranties of Microsoft set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and CMG will have received a certificate signed by an officer of Microsoft to such effect.

            6.3.2.  PERFORMANCE OF OBLIGATIONS OF MICROSOFT.
                    ---------------------------------------

     Microsoft will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and CMG will have received a certificate signed by an officer of Microsoft to such effect.

                               7.   TERMINATION

     7.1.   MUTUAL AGREEMENT.
            ----------------

     This Agreement may be terminated at any time prior to the Closing by the written consent of CMG and Microsoft.

     7.2.   TERMINATION BY MICROSOFT.
            ------------------------

     This Agreement may be terminated by Microsoft alone, by means of written notice to CMG if there has been a material breach by CMG of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements between CMG and Microsoft

(the "ANCILLARY AGREEMENTS"), and such breach has not been cured within ten (10) days following receipt by CMG of written notice of such breach.

     7.3.   TERMINATION BY CMG.
            ------------------

     This Agreement may be terminated by CMG alone, by means of written notice to Microsoft, if there has been a material breach by Microsoft of any representation, warranty, covenant or agreement set forth in this Agreement or the Ancillary Agreements, and such breach has not been cured within ten (10) days following receipt by Microsoft of written notice of such breach.

     7.4.   OUTSIDE DATE.
            ------------

     This Agreement may be terminated CMG alone or by Microsoft alone by means of written notice if the Closing does not occur on or prior to February 28, 1997.

     7.5.   EFFECT OF TERMINATION.
            ---------------------

     In the event of termination of this Agreement as provided in this Article, and notwithstanding that CMG may have taken certain actions in contemplation of the Closing, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of Microsoft or CMG or their respective officers or directors, except that: (i) the provisions of this section and Section 5.1, Section 5.3, Section 8.2, Section 8.3, Section 8.4,
Section 8.11, Section 8.12, and Section 8.13 will survive any such termination and abandonment; and (ii) no party will be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                              8.   MISCELLANEOUS

     8.1.   ENTIRE AGREEMENT.
            ----------------

     This Agreement, including the exhibits and schedules delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

     8.2.   GOVERNING LAW.
            -------------

     This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware as applied to agreements entered into and entirely to be performed within that state.

     8.3.   NOTICES.
            -------

     All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

            To Microsoft:          One Microsoft Way
                                   Redmond, Washington 98052-6399
                                   Attn: Robert A. Eshelman
                                   Telephone No.: 206-882-8080
                                   Facsimile No.: 206-869-1327

            With a copy to:        Preston Gates & Ellis
                                   5000 Columbia Center
                                   701 Fifth Avenue
                                   Seattle, WA 98104-7078
                                   Attention: Richard B. Dodd
                                   Telephone No.: 206-623-7580
                                   Facsimile No.: 206-623-7022

            To CMG:                CMG Information Services, Inc.
                                   100 Brickstone Square
                                   First Floor
                                   Andover, MA  01810
                                   Attention: David Wetherell
                                   Telephone No.: 508-684-3600
                                   Facsimile No.: 508-684-3658

            With a copy to:        Palmer & Dodge LLP
                                   One Beacon Street
                                   Boston, MA  02108
                                   Attention: William Williams II
                                   Telephone No.: 617-573-0100
                                   Facsimile No.: 617-227-4420

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 8.3. Notice will not be effective unless: (i) copies are provided as required above; or (ii) if the party sending such notice receives reasonable proof of actual receipt of such notice.

     8.4.   SEVERABILITY.
            ------------

     If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement will be deemed valid and enforceable to the full extent.

     8.5.   SURVIVAL OF WARRANTIES.
            ----------------------

     All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will not survive the Closing, provided, however, that the representations and warranties in Section 2.1.6 and Section 2.1.11 will survive until twenty (20) calendar days after CMG has filed with the SEC its Form 10K Annual Report for the year ended July 31, 1997.

     8.6.   ASSIGNMENT.
            ----------

     No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this
Section 8.6 will be voidable and will entitle the other party to this Agreement to terminate this Agreement at its option.

     8.7.   COUNTERPARTS.
            ------------

     This Agreement may be executed in any number of counterparts and by facsimile signatures, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument, it being understood that all parties need not sign the same counterpart. All such counterparts together will constitute but one agreement.

     8.8.   AMENDMENT.
            ---------

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.9.   EXTENSION, WAIVER.
            -----------------

     At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.10.  INTERPRETATION.
            --------------

     When a reference is made in this Agreement to Sections, Exhibits, or Schedules, such reference will be to a Section, Exhibit, or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index of defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     8.11.  ARBITRATION.
            -----------

     The parties will endeavor to resolve all disputes by agreement and to that end will each provide the other with sufficient descriptions and information regarding its position to permit informed assessments and decisions. Any disagreement, claim, demand, controversy, or dispute which arises after the Closing (collectively "DISPUTE") in any way relating to this Agreement and the performance or alleged breach by the parties, whether involving questions of law or fact or both and regardless of the nature thereof or the remedy therefor, which is not settled by agreement of the parties will be resolved pursuant to the arbitration provisions in this Section. Any dispute between CMG and Microsoft arising out of this Agreement, or any of the other agreements, to be executed as a condition of the Closing, will be settled by final and binding arbitration by three arbitrators, one selected by CMG, a second selected by Microsoft, and a third arbitrator selected by the two other arbitrators. The arbitration will take place in Seattle, Washington. The arbitration shall be conducted in accordance with the rules and procedures established by the American Arbitration Association. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding will be entitled to recover from the other party, the reasonable attorneys' and arbitration fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding, or negotiation. In addition, the prevailing party will be entitled in such action or proceeding to recover from the other party reasonable interest on any amounts awarded by the arbitral tribunal from the first day any such amounts become payable to the prevailing party under this Agreement.

     8.12.  CONFIDENTIALITY.
            ---------------

     CMG and Microsoft agree to keep confidential and not to disclose any of the terms and conditions of this Agreement, except to the extent such terms and conditions otherwise become public through no fault of CMG or Microsoft, as applicable, and to advise and require adherence by all of each of its officers, directors, stockholders, employees, counsel, agents and representatives of this obligation.

     8.13.  ATTORNEYS' FEES.
            ---------------

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

     8.14.  THIRD PARTIES.
            -------------

     Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     8.15.  FURTHER ASSURANCES.
            ------------------

     From and after the date of this Agreement, upon the request of Microsoft or CMG, CMG and Microsoft will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                   [Remainder of Page Intentionally Omitted]

                 SIGNATURE PAGE - CMG STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        CMG INFORMATION SERVICES, INC.



                                        By  /s/ David S. Wetherell
                                          -------------------------------------
                                        Its  President and C.E.O.
                                          -------------------------------------

                                        MICROSOFT CORPORATION


                                        By  /s/ Gregory B. Maffei
                                          -------------------------------------
                                        Its  Vice President, Corporate
                                             Development and Treasurer
                                          -------------------------------------